Exhibit 99.1

IAC REPORTS Q4 RESULTS

NEW YORK— February 5, 2014—IAC (Nasdaq: IACI) released fourth quarter 2013 results today.

SUMMARY RESULTS

$ in millions (except per share amounts)

	Q4 2013	Q4 2012	Growth	FY 2013	FY 2012	Growth
Revenue	$724.5	$765.3	-5%	$3,023.0	$2,800.9	8%

Operating Income Before Amortization	135.7	123.4	10%	539.4	445.0	21%
Adjusted Net Income	91.1	66.2	38%	358.1	263.1	36%
Adjusted EPS	1.04	0.70	48%	4.11	2.77	48%

Operating Income	113.0	85.3	32%	426.2	323.6	32%
Net Income	76.9	40.7	89%	285.8	159.3	79%
GAAP Diluted EPS	0.88	0.43	104%	3.29	1.71	93%

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

•                              48% Adjusted EPS growth, 38% Adjusted Net Income growth and 19th consecutive quarter of double-digit Operating Income Before Amortization growth.

•                              For FY 2013, $411.0 million in cash flow from operating activities attributable to continuing operations.

•                              Repurchased 1.6 million shares of common stock between October 25, 2013 and January 31, 2014 at an average price of $58.25 per share, or $95.8 million in aggregate. In FY 2013, repurchased 4.5 million shares of common stock at an average price of $50.63 per share, or $229.1 million in aggregate.

•                              In Q1 2014, acquired the remaining publicly-traded shares of Meetic at a price of €18.75 per share, or $72 million in aggregate, through a successful tender offer in France and the “Owned & Operated” website businesses of ValueClick, including Investopedia and PriceRunner, for $80 million.

•                              Declared quarterly cash dividend of $0.24 per share, payable on March 1, 2014 to IAC stockholders of record as of the close of business on February 15, 2014.

•                              Issued $500 million of 4.875% Senior Notes due 2018 in November 2013.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q4 2013	Q4 2012	Growth
	$ in millions
Revenue
Search & Applications	$373.0	$403.6	-8%
Match	203.9	182.6	12%
Local	55.0	76.7	-28%
Media	39.4	57.8	-32%
Other	53.4	44.7	19%
Intercompany Elimination	(0.3)	(0.1)	-265%
	$724.5	$765.3	-5%
Operating Income Before Amortization
Search & Applications	$83.4	$96.4	-13%
Match	79.8	65.8	21%
Local	(0.4)	1.3	NM
Media	(8.3)	(19.4)	57%
Other	1.7	(0.7)	NM
Corporate	(20.5)	(20.1)	-2%
	$135.7	$123.4	10%
Operating Income (Loss)
Search & Applications	$76.0	$89.1	-15%
Match	81.4	62.4	30%
Local	(2.9)	(1.1)	-170%
Media	(8.5)	(24.6)	65%
Other	1.0	(1.1)	NM
Corporate	(34.1)	(39.4)	13%
	$113.0	$85.3	32%

Search & Applications

Websites revenue decreased primarily due to lower average revenue per query, which more than offset strong query growth at Ask.com.  Applications revenue also decreased due to lower average revenue per query and decreased queries in our B2B business (our partnership operations), partially offset by revenue growth at our B2C business (our direct to consumer downloadable applications business).  Profits decreased primarily due to lower revenue.

Match

Core, Meetic and Developing revenues grew 4%, 8% and 69%, respectively, to $115.7 million, $58.9 million and $29.4 million.  Revenue growth was driven by an increase in subscribers and Developing further benefited from the contribution of Twoo, which was not in the prior year period.  Profits increased due to higher revenue and lower customer acquisition costs as a percentage of revenue.  Operating income in the current year period was favorably impacted by $6.0 million in contingent consideration fair value adjustments related to the Twoo acquisition.

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

Local, Media and Other

Local revenue decreased due to the move of CityGrid Media from Local to the Search & Applications segment effective July 1, 2013.  Media revenue decreased due to the impact of the closure of the Newsweek print business (December 2012) and sale of the Newsweek digital business (August 2013).  Excluding these items, the combined revenue for the three segments grew 13% in Q4 2013 and 22% in FY 2013, primarily due to increased revenue at Vimeo, Shoebuy and Electus and the contribution from Tutor.com, which was not in the prior year period.  Media Operating Income Before Amortization benefited from decreased losses at The Daily Beast, primarily related to the closure of the Newsweek print business, and Electus.  Media operating loss benefited from a decrease of $4.8 million in amortization of intangibles related to the closure of the Newsweek print business.

Corporate

Corporate operating loss in 2013 declined due to a decrease in non-cash compensation expense of $5.7 million primarily due to the vesting of certain awards.

OTHER ITEMS

Interest expense increased due to the 4.75% Senior Notes due 2022 and 4.875% Senior Notes due 2018, which were issued in December 2012 and November 2013, respectively.

Other income, net in Q4 2013 includes a $17.7 million pre-tax gain related to the sale of certain investments, partially offset by a $5.0 million write-down of a cost method investment.

The effective tax rates for continuing operations in Q4 2013 and Q4 2012 were 30% and 45%, respectively.  The effective tax rates for Adjusted Net Income in Q4 2013 and Q4 2012 were 31% and 41%, respectively.  The effective tax rates were lower in Q4 2013 primarily due to a decrease in reserves for tax contingencies related to settlements and statute expirations while Q4 2012 includes an increase in reserves for tax contingencies as well as a valuation allowance on the deferred tax asset created by the write-down of an investment.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2013, IAC had 82.2 million common and class B common shares outstanding.  As of January 31, 2014, the Company had 8.6 million shares remaining in its stock repurchase authorization.  IAC may purchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

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As of December 31, 2013, IAC had $1.1 billion in cash and cash equivalents and marketable securities as well as $1.1 billion in long-term debt.  The Company has $300.0 million in unused borrowing capacity under its revolving credit facility.

OPERATING METRICS

	Q4 2013	Q4 2012	Growth

SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$178.5	$196.1	-9%
Applications (b)	194.5	207.6	-6%
Total Revenue	$373.0	$403.6	-8%

Queries
Websites (c)	3,311	2,641	25%
Applications (d)	5,581	5,469	2%
Total Queries	8,892	8,110	10%

MATCH (in thousands)
Paid Subscribers
Core (e)	1,964	1,803	9%
Meetic (f)	815	769	6%
Developing (g)	578	240	141%
Total Paid Subscribers	3,357	2,811	19%

HOMEADVISOR (in thousands)
Domestic Service Requests (h)	1,200	1,274	-6%
Domestic Accepts (i)	1,538	1,687	-9%

International Service Requests (h)	295	243	21%
International Accepts (i)	365	311	17%

(a)   Websites revenue includes Ask.com, About.com, CityGrid Media and Dictionary.com.

(b)   Applications revenue includes B2C and B2B.

(c)    Websites queries include Ask.com, but exclude About.com, CityGrid Media and Dictionary.com.

(d)   Applications queries include B2C and B2B.

(e)    Core consists of Match.com in the United States, Chemistry and People Media.

(f)      Meetic consists of the publicly traded personals company Meetic S.A., excluding Twoo.

(g)   Developing includes OkCupid, DateHookup, Twoo and Match’s international operations, excluding Meetic S.A.

(h)   Fully completed and submitted customer service requests on HomeAdvisor.

(i)      The number of times service requests are accepted by service professionals.  A service request can be transmitted to and accepted by more than one service professional.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	1/31/14	Dilution at:

Share Price			$70.04	$75.00	$80.00	$85.00	$90.00

Absolute Shares as of 1/31/14	82.2		82.2	82.2	82.2	82.2	82.2

RSUs and Other	2.6		2.6	2.4	2.3	2.2	2.2
Options	8.1	$37.00	3.8	4.1	4.3	4.5	4.7

Total Dilution			6.4	6.5	6.7	6.8	6.9
% Dilution			7.2%	7.3%	7.5%	7.6%	7.8%
Total Diluted Shares Outstanding			88.6	88.7	88.9	89.0	89.1

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the Company’s Q4 financial results on Wednesday, February 5, 2014, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast will be open to the public at www.iac.com/investors.htm.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands; except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Revenue	$724,455	$765,251	$3,022,987	$2,800,933
Costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	222,574	267,918	1,000,101	990,797
Selling and marketing expense	225,782	229,377	964,131	894,545
General and administrative expense	97,254	114,903	372,470	386,088
Product development expense	36,929	35,055	141,330	117,683
Depreciation	14,368	14,991	58,909	52,481
Amortization of intangibles	14,596	17,713	59,843	35,771
Total costs and expenses	611,503	679,957	2,596,784	2,477,365

Operating income	112,952	85,294	426,203	323,568

Equity in (losses) earnings of unconsolidated affiliates	(2,193)	2,863	(6,615)	(25,345)
Interest expense	(10,652)	(2,047)	(33,596)	(6,149)
Other income (expense), net	11,936	(5,847)	30,309	(3,012)
Earnings from continuing operations before income taxes	112,043	80,263	416,301	289,062
Income tax provision	(33,214)	(35,855)	(134,502)	(119,215)
Earnings from continuing operations	78,829	44,408	281,799	169,847
Earnings (loss) from discontinued operations, net of tax	24	(2,470)	1,926	(9,051)
Net earnings	78,853	41,938	283,725	160,796
Net (earnings) loss attributable to noncontrolling interests	(1,936)	(1,199)	2,059	(1,530)
Net earnings attributable to IAC shareholders	$76,917	$40,739	$285,784	$159,266

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$0.93	$0.49	$3.40	$1.95
Diluted earnings per share from continuing operations	$0.88	$0.46	$3.27	$1.81

Basic earnings per share	$0.93	$0.46	$3.42	$1.85
Diluted earnings per share	$0.88	$0.43	$3.29	$1.71

Dividends declared per common share	$0.24	$0.24	$0.96	$0.72

Non-cash compensation expense by function:
Cost of revenue	$862	$1,444	$2,863	$6,219
Selling and marketing expense	813	1,248	2,813	4,760
General and administrative expense	10,802	16,262	42,487	68,640
Product development expense	1,680	1,413	4,842	6,006
Total non-cash compensation expense	$14,157	$20,367	$53,005	$85,625

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IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	December 31,	December 31,
	2013	2012
ASSETS

Cash and cash equivalents	$1,100,444	$749,977
Marketable securities	6,004	20,604
Accounts receivable, net	207,408	229,830
Other current assets	161,530	156,339
Total current assets	1,475,386	1,156,750

Property and equipment, net	293,964	270,512
Goodwill	1,675,323	1,616,154
Intangible assets, net	445,336	482,904
Long-term investments	179,990	161,278
Other non-current assets	164,685	118,230
TOTAL ASSETS	$4,234,684	$3,805,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current maturities of long-term debt	$—	$15,844
Accounts payable, trade	77,653	98,314
Deferred revenue	158,206	155,499
Accrued expenses and other current liabilities	351,038	355,232
Total current liabilities	586,897	624,889

Long-term debt, net of current maturities	1,080,000	580,000
Income taxes payable	416,384	479,945
Deferred income taxes	320,748	323,403
Other long-term liabilities	58,393	31,830

Redeemable noncontrolling interests	42,861	58,126

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	251	251
Class B convertible common stock	16	16
Additional paid-in capital	11,562,567	11,607,367
Accumulated deficit	(32,735)	(318,519)
Accumulated other comprehensive loss	(13,046)	(32,169)
Treasury stock	(9,830,317)	(9,601,218)
Total IAC shareholders’ equity	1,686,736	1,655,728
Noncontrolling interests	42,665	51,907
Total shareholders’ equity	1,729,401	1,707,635
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,234,684	$3,805,828

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IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Twelve Months Ended December 31,
	2013	2012

Cash flows from operating activities attributable to continuing operations:
Net earnings	$283,725	$160,796
Less: earnings (loss) from discontinued operations, net of tax	1,926	(9,051)
Earnings from continuing operations	281,799	169,847
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Non-cash compensation expense	53,005	85,625
Depreciation	58,909	52,481
Amortization of intangibles	59,843	35,771
Impairment of long-term investments	5,268	8,685
Excess tax benefits from stock-based awards	(32,891)	(57,101)
Deferred income taxes	(9,096)	37,076
Equity in losses of unconsolidated affiliates	6,615	25,345
Acquisition-related contingent consideration fair value adjustments	343	—
Gain on sales of long-term investments	(35,856)	(3,326)
Gain on sales of assets	(14,752)	(250)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	10,421	(30,991)
Other assets	(34,632)	(22,991)
Accounts payable and other current liabilities	(766)	(14,384)
Income taxes payable	49,191	47,010
Deferred revenue	(5,841)	1,864
Other, net	19,401	19,866
Net cash provided by operating activities attributable to continuing operations	410,961	354,527
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(40,690)	(411,035)
Capital expenditures	(80,311)	(51,201)
Proceeds from maturities and sales of marketable debt securities	12,502	195,501
Purchases of marketable debt securities	—	(53,952)
Proceeds from sales of long-term investments	69,968	14,194
Purchases of long-term investments	(51,080)	(36,094)
Other, net	9,594	(9,501)
Net cash used in investing activities attributable to continuing operations	(80,017)	(352,088)
Cash flows from financing activities attributable to continuing operations:
Proceeds from issuance of long-term debt	500,000	500,000
Principal payments on long-term debt	(15,844)	—
Purchase of treasury stock	(264,214)	(691,830)
Dividends	(79,189)	(68,163)
Issuance of common stock, net of withholding taxes	(5,077)	262,841
Excess tax benefits from stock-based awards	32,891	57,101
Purchase of noncontrolling interests	(67,947)	(4,891)
Funds held in escrow for Meetic tender offer	(71,512)	—
Debt issuance costs	(7,399)	(11,001)
Other, net	(3,787)	244
Net cash provided by financing activities attributable to continuing operations	17,922	44,301
Total cash provided by continuing operations	348,866	46,740
Total cash used in discontinued operations	(1,877)	(3,472)
Effect of exchange rate changes on cash and cash equivalents	3,478	2,556
Net increase in cash and cash equivalents	350,467	45,824
Cash and cash equivalents at beginning of period	749,977	704,153
Cash and cash equivalents at end of period	$1,100,444	$749,977

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Twelve Months Ended December 31,
	2013	2012
Net cash provided by operating activities attributable to continuing operations	$411.0	$354.5
Capital expenditures	(80.3)	(51.2)
Tax (refunds) payments, net related to sales of a business and an investment	(5.2)	3.1
Free Cash Flow	$325.4	$306.4

For the twelve months ended December 31, 2013, consolidated Free Cash Flow increased $19.1 million from the prior year period due principally to an increase in Operating Income Before Amortization, partially offset by higher cash taxes, capital expenditures and cash interest.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands; except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net earnings attributable to IAC shareholders	$76,917	$40,739	$285,784	$159,266
Non-cash compensation expense	14,157	20,367	53,005	85,625
Amortization of intangibles	14,596	17,713	59,843	35,771
Acquisition-related contingent consideration fair value adjustments	(5,996)	—	343	—
News_Beast re-measurement loss	—	(3,000)	—	18,629
Gain on sale of VUE interests and related effects	1,002	1,019	4,034	3,598
Discontinued operations, net of tax	(24)	2,470	(1,926)	9,051
Impact of income taxes and noncontrolling interests	(9,580)	(13,079)	(42,957)	(48,846)
Adjusted Net Income	$91,072	$66,229	$358,126	$263,094

GAAP Basic weighted average shares outstanding	83,016	87,678	83,480	86,247
Options, warrants and RSUs, treasury method	3,955	6,293	3,262	6,842
GAAP Diluted weighted average shares outstanding	86,971	93,971	86,742	93,089
Impact of RSUs	354	296	420	1,897
Adjusted EPS shares outstanding	87,325	94,267	87,162	94,986

Diluted earnings per share	$0.88	$0.43	$3.29	$1.71

Adjusted EPS	$1.04	$0.70	$4.11	$2.77

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs for which the performance criteria have been met, are included on a treasury method basis.

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended December 31, 2013
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications (a)	$83.4	$—	$(7.3)	$—	$76.0
Match	79.8	(0.6)	(3.8)	6.0	81.4
Local	(0.4)	—	(2.5)	—	(2.9)
Media	(8.3)	—	(0.3)	—	(8.5)
Other	1.7	—	(0.6)	—	1.0
Corporate	(20.5)	(13.6)	—	—	(34.1)
Total	$135.7	$(14.2)	$(14.6)	$6.0	$113.0

(a) Includes the results of The About Group
The About Group	$12.0	$—	$(6.9)	$—	$5.1

Supplemental: Depreciation
Search & Applications	$4.0
Match	5.6
Local	1.3
Media	0.6
Other	0.4
Corporate	2.5
Total depreciation	$14.4

	For the three months ended December 31, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications (b)	$96.4	$—	$(7.3)	$89.1
Match	65.8	(0.8)	(2.6)	62.4
Local	1.3	—	(2.4)	(1.1)
Media	(19.4)	(0.2)	(5.0)	(24.6)
Other	(0.7)	(0.1)	(0.4)	(1.1)
Corporate	(20.1)	(19.3)	—	(39.4)
Total	$123.4	$(20.4)	$(17.7)	$85.3

(b) Includes the results of The About Group
The About Group	$13.3	$—	$(7.2)	$6.1

Supplemental: Depreciation
Search & Applications	$5.0
Match	4.6
Local	2.4
Media	0.5
Other	0.3
Corporate	2.3
Total depreciation	$15.0

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the twelve months ended December 31, 2013
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications (c)	$367.7	$—	$(27.6)	$—	$340.1
Match	262.2	(1.1)	(15.1)	(0.3)	245.6
Local	13.0	—	(13.4)	—	(0.4)
Media	(28.2)	(0.6)	(1.1)	—	(29.9)
Other	(6.1)	—	(2.7)	—	(8.8)
Corporate	(69.2)	(51.2)	—	—	(120.4)
Total	$539.4	$(53.0)	$(59.8)	$(0.3)	$426.2

(c) Includes the results of The About Group
The About Group	$52.5	$—	$(26.3)	$—	$26.2

Supplemental: Depreciation
Search & Applications	$18.2
Match	20.0
Local	7.7
Media	2.1
Other	1.4
Corporate	9.5
Total depreciation	$58.9

	For the twelve months ended December 31, 2012
	Operating Income Before Amortization	Non-cash compensation expense	Amortization of intangibles	Operating income (loss)
Search & Applications (d)	$313.1	$—	$(7.5)	$305.6
Match	225.8	(2.8)	(17.5)	205.5
Local	24.9	—	(3.2)	21.7
Media	(44.8)	(0.8)	(6.2)	(51.8)
Other	(6.1)	(0.1)	(1.5)	(7.7)
Corporate	(68.0)	(81.9)	—	(149.8)
Total	$445.0	$(85.6)	$(35.8)	$323.6

(d) Includes the results of The About Group from October 1, 2012
The About Group	$13.3	$—	$(7.2)	$6.1

Supplemental: Depreciation
Search & Applications	$15.0
Match	16.3
Local	10.1
Media	1.4
Other	1.1
Corporate	8.5
Total depreciation	$52.5

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Operating Income Before Amortization, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Operating Income Before Amortization is defined as operating income excluding, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, (4) acquisition-related contingent consideration fair value adjustments and (5) one-time items.  We believe this measure is useful to investors because it represents the consolidated operating results from IAC’s segments, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the effects of any other non-cash expenses.  Operating Income Before Amortization has certain limitations in that it does not take into account the impact to IAC’s statement of operations of certain expenses, including non-cash compensation and acquisition-related accounting.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) non-cash compensation expense, (2) amortization and impairment of intangibles, (3) goodwill impairment, (4) acquisition-related contingent consideration fair value adjustments, (5) income or loss effects related to IAC’s former passive ownership in VUE, (6) the re-measurement loss recorded upon acquiring control of News_Beast, (7) one-time items and (8) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges that are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which are treated on a treasury method, and performance-based RSUs, which are included for GAAP purposes only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Operating Income Before Amortization, and in addition, Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sales of certain businesses and investments, including IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

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IAC’S PRINCIPLES OF FINANCIAL REPORTING - continued

One-Time Items

Operating Income Before Amortization and Adjusted Net Income are presented before one-time items, if applicable.  These items are truly one-time in nature and non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules.  GAAP results include one-time items.  For the periods presented in this release, there are no adjustments for one-time items.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding which, for stock options and restricted stock units are included on a treasury method basis, and for performance-based RSUs are included on a treasury method basis once the performance conditions are met.  We view the true cost of our restricted stock units and performance-based RSUs as the dilution to our share base, and such units are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax-withholding amount from its current funds.

Amortization of intangibles (including impairment of intangibles, if applicable) and goodwill impairment (if applicable) are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as content, technology, customer lists, advertiser and supplier relationships, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Acquisition-related contingent consideration fair value adjustments are accounting adjustments to report contingent consideration liabilities at fair value.  These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Operating Income Before Amortization and Adjusted EPS.

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OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on February 5, 2014, may contain “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release.  IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and internet company comprised of more than 150 brands and products, including Ask.com, About.com, Match.com, HomeAdvisor and Vimeo.  Focused in the areas of search, applications, online dating, local and media, IAC’s family of websites is one of the largest in the world, with more than a billion monthly visits across more than 100 countries.  The Company is headquartered in New York City with offices in various locations throughout the U.S. and internationally.  To view a full list of IAC’s companies, please visit our website at www.iac.com.

Contact Us

IAC Investor Relations

Nick Stoumpas / Alexandra Caffrey

(212) 314-7400

IAC Corporate Communications

Isabelle Weisman

(212) 314-7361

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 Fax (212) 314-7309 http://iac.com

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